As filed with the Securities and Exchange Commission on February 29, 1996

FILE NO. 811-7406


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 4


                       THE TREASURY MONEY MARKET PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)


           6 St. James Avenue, 9th Floor, Boston, Massachusetts 02116

                    (Address of Principal Executive Offices)


   Registrant's Telephone Number, Including Area Code: (617) 423-0800


         Thomas M. Lenz, 6 St. James Avenue, Boston, Massachusetts 02116

                     (Name and Address of Agent for Service)





                                    Copy to:         Steven K. West, Esq.
                                                     Sullivan & Cromwell
                                                     125 Broad Street
                                                     New York, NY 10004








JPM560



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JPM560

EXPLANATORY NOTE


         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


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JPM560

PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

         The Treasury Money Market Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 4, 1992. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan Guaranty" or the "Advisor").

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan Guaranty or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, investment adviser and administrator of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors and (v) the audited financial statements of the Portfolio at October 31, 1994.

         The investment objective of the Portfolio is described below, together with the policies employed to attempt to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B, under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio's investment objective is to provide current income, maintain a high level of liquidity and preserve capital.

         The Portfolio seeks to achieve its investment objective by investing in direct obligations of the U.S. Treasury and, to a lesser extent, in obligations of the U.S. Government agencies described below. The Portfolio maintains a dollar-weighted average portfolio maturity of not more than 90 days and invests in the following securities which have effective maturities of not more than thirteen months.



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         TREASURY SECURITIES; CERTAIN U.S. GOVERNMENT AGENCY OBLIGATIONS. The
Portfolio will invest in Treasury Bills, Notes, and Bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States ("Treasury Securities"). Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. During ordinary market conditions at least 65% of the Portfolio's net assets will be invested in Treasury Securities and repurchase agreements collateralized by Treasury Securities. The balance of the Portfolio may be invested in obligations issued by the following U.S. Government agencies where the Portfolio must look to the issuing agency for ultimate repayment: the Federal Farm Credit System and the Federal Home Loan Banks ("Permitted Agency Securities"). Each such obligation must have a remaining maturity of thirteen months or less at the time of purchase by the Portfolio.

         The market value of obligations in which the Portfolio invests is not guaranteed and may rise and fall in response to changes in interest rates. Interests in the Portfolio are not guaranteed or insured by the U.S. Government.


         The Portfolio also may purchase Treasury Securities on a when-issued or delayed delivery basis and may engage in repurchase and reverse repurchase agreement transactions involving Treasury Securities. For a discussion of these transactions, see "Additional Investment Information and Risk Factors".

ADDITIONAL INVESTMENT INFORMATION AND RISK FACTORS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and no interest or income accrues to the Portfolio until settlement. At the time of settlement a when-issued security may be valued at less than its purchase price. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

         REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Portfolio's Trustees. In a repurchase agreement, the Portfolio buys a Treasury Security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by the Portfolio to the seller. The Portfolio

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always receives securities as collateral with a market value at least equal to the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in certain repurchase agreements and certain other investments which may be considered illiquid are limited. See "Illiquid Investments; Privately Placed and other Unregistered Securities" below.

         LOANS OF PORTFOLIO SECURITIES. Subject to applicable investment restrictions, the Portfolio is permitted to lend its securities in an amount up to 33 1/3% of the value of the Portfolio's net assets. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, director, employee or other affiliate of the Portfolio, the Advisor or the Distributor, unless otherwise permitted by applicable law.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. For purpose of the Investment Company Act of 1940, as amended (the "1940 Act"), it is considered a form of borrowing of money by the Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified. For more information, see Item 13 in Part B.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 10% of the market value of the Portfolio's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the Securities Act of 1933, as amended (the "1933 Act"), and cannot be offered for public sale in the U.S. without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities

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or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Portfolio may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

INVESTMENT RESTRICTIONS

         As a diversified investment company, 75% of the assets of the Portfolio are subject to the following fundamental limitations: (a) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except U.S. Government securities, and (b) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. The Portfolio is subject to additional non-fundamental requirements governing non-tax exempt money market funds. These non-fundamental requirements generally prohibit the Portfolio from investing more than 5% of its total assets in the securities of any single issuer, except obligations of the U.S. Government and its agencies and instrumentalities.

         The investment objective of the Portfolio, together with the investment restrictions described below and in Part B, except as noted, are deemed fundamental policies, i.e., they may be changed only with the approval of a majority of the outstanding voting securities of the Portfolio.

         The Portfolio may not (i) enter into reverse repurchase agreements which together with any other borrowings exceed one-third of the market value of its total assets, less certain liabilities, (ii) borrow money (not including reverse repurchase agreements), except from banks for extraordinary or emergency purposes and then only in amounts up to 10% of the value of the Portfolio's total assets, taken at cost at the time of borrowing (and provided that such borrowings and reverse repurchase agreements do not exceed in the aggregate one-third of the market value of the Portfolio's total assets less liabilities other than the obligations represented by the bank borrowings and reverse repurchase agreements), or purchase securities while borrowings exceed 5% of its total assets; or mortgage, pledge or hypothecate any assets except in connection with any such borrowings in amounts up to 10% of the value of the Portfolio's net assets at the time of borrowing, or (iii) make loans, except through purchasing or holding debt obligations, repurchase agreements, or loans of portfolio securities in accordance with the Portfolio's investment objectives and policies.

         For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5.           MANAGEMENT OF THE PORTFOLIO.

         The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of Morgan Guaranty as the

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investment adviser. The Portfolio has retained the services of Signature Broker-
Dealer Services, Inc. ("SBDS") as administrator (the "Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. SBDS, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. SBDS receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         The Portfolio has entered into a Portfolio Fund Services Agreement with Pierpont Group, Inc. to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio. The fees to be paid under the agreement approximate the reasonable cost of Pierpont Group, Inc. in providing these services. Pierpont Group, Inc. was organized in 1989 at the request of the Trustees of The Pierpont Funds for the purpose of providing these services at cost to these funds. See Item 14 in Part B. The principal offices of Pierpont Group, Inc. are located at 461 Fifth Avenue, New York, New York 10017.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan Guaranty as investment advisor. Morgan Guaranty, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan Guaranty is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of over $179 billion (of which the Advisor advises over $28 billion). Morgan Guaranty provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio's Trustees, Morgan Guaranty makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         Morgan Guaranty uses a sophisticated, disciplined, collaborative process for managing all asset classes. The following persons are primarily responsible for the day-to-day management and implementation of Morgan Guaranty's process for the Portfolio (the inception date of each person's responsibility for the Portfolio and his business experience for the past five years are indicated parenthetically): James A. Hayes, Vice President (since January, 1993, employed by Morgan Guaranty since prior to 1991) and Robert R. Johnson, Vice President (since January, 1993 and employed by Morgan Guaranty since prior to 1991).

         As compensation for the services rendered and related expenses borne by Morgan Guaranty under the Investment Advisory Agreement with the Portfolio, the Portfolio has agreed to pay Morgan Guaranty a fee, which is computed daily and may be paid monthly, at the annual rate of 0.20% of the Portfolio's average daily net assets up to $1 billion and 0.10% of such assets in excess of $1 billion.


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         Under a separate agreement, Morgan Guaranty also provides financial, fund accounting and administrative services to the Portfolio. See
"Administrative Services Agent" below.

         ADMINISTRATOR. Under an Administration Agreement with the Portfolio, SBDS serves as the Administrator for the portfolio and in that capacity supervises the Portfolio's day-to-day operations other than management of the Portfolio's investments. In this capacity, SBDS administers and manages all aspects of the Portfolio's day-to-day operations subject to the supervision of the Trustees, except as set forth under "Investment Advisor," "Administrative Services Agent" and "Custodian". In connection with its responsibilities as Administrator, SBDS (i) furnishes ordinary clerical and related services for day-to-day operations including certain recordkeeping responsibilities; (ii) takes responsibility for compliance with all applicable federal and state securities and other regulatory requirements; and (iii) performs such administrative and managerial oversight of the activities of the Portfolio's custodian and transfer agent, as the Trustees may direct from time to time.

         Under the Portfolio's Administration Agreement, the Portfolio has agreed to pay SBDS a fee equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate average net assets of the Portfolio and the other portfolios (collectively the "Master Portfolios") in which series of The Pierpont Funds, The JPM Institutional Funds or The JPM Advisor Funds invest. This charge is calculated in accordance with the following annual schedule: 0.03% of the first $7 billion of the Master Portfolios' aggregate average daily net assets, and 0.01% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total assets of The Pierpont Funds, The JPM Institutional Funds, The JPM Advisor Funds and the Master Portfolios.

         SBDS, a registered broker-dealer, serves as exclusive placement agent for the Portfolio. SBDS is a wholly owned subsidiary of Signature Financial Group, Inc. ("Signature"). Signature and its affiliates currently provide administration and distribution services for a number of registered investment companies through offices located in Boston, New York, London, Toronto and George Town, Grand Cayman. The principal business address of SBDS is 6 St. James Avenue, Boston, Massachusetts 02116.

         ADMINISTRATIVE SERVICES AGENT. Under an Administrative Services Agreement with the Portfolio, Morgan Guaranty is responsible for certain financial, fund accounting and administrative services provided to the Portfolio, including services related to Portfolio tax returns and financial reports. Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan Guaranty a fee equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios in accordance with the following annual schedule: 0.06% on the first $7 billion of the Master Portfolios' aggregate average daily net assets, and 0.03% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion. The portion of this charge payable by the Portfolio is determined

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by the proportionate share that its net assets bear to the total net assets of the Master Portfolios, The Pierpont Funds, The JPM Institutional Funds, The JPM Advisor Funds and other investors in the Master Portfolios for which Morgan Guaranty provides similar services. Under the terms of the Administrative Services Agreement, Morgan Guaranty may delegate one or more of its responsibilities to other entities, at Morgan Guaranty's expense.

         EXPENSES. In addition to the fees payable to Morgan Guaranty, SBDS and Pierpont Group, Inc. under various agreements discussed under "Management of the Portfolio," "Investment Advisor," "Administrator" and "Administrative Services Agent" above, the Portfolio is responsible for certain usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws and extraordinary expenses applicable to the Portfolio. Such expenses also include registration fees under foreign securities laws, custodian fees and brokerage expenses.

         CUSTODIAN. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02101 serves as the Portfolio's custodian and transfer agent (the "Custodian").

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

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         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:00 p.m. New York time (the "Valuation Time"). See Item 19 of Part B.

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is October 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the the Code and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to SBDS at 6 St. James Avenue, Boston, Massachusetts 02116, tel. (617) 423-0800.

ITEM 7.     PURCHASE OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

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         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interest. The securities delivered in kind are valued by the method described in Item 19 of Part B as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan Guaranty, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over-the-counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and SBDS reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and
(ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may redeem all or any portion of its investment at the net asset value next determined after a request in "good order" form is furnished by the investor to the Portfolio. The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day the redemption is effected, but in any event within seven days.
Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent

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otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

Not applicable.

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JPM560

PART B


ITEM 10.  COVER PAGE.

Not applicable.

ITEM 11. TABLE OF CONTENTS.                           PAGE

General Information and History . . . . . . . . . . .  B-1
Investment Objective and Policies . . . . . . . . . .  B-1
Management of the Portfolio . . . . . . . . . . . . .  B-6
Control Persons and Principal Holders
of Securities . . . . . . . . . . . . . . . . . . . .  B-9
Investment Advisory and Other Services  . . . . . . .  B-9
Brokerage Allocation and Other Practices  . . . . . .  B-14
Capital Stock and Other Securities  . . . . . . . . .  B-16
Purchase, Redemption and Pricing of
Securities  . . . . . . . . . . . . . . . . . . . . .  B-17
Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-18
Underwriters  . . . . . . . . . . . . . . . . . . . .  B-18
Calculations of Performance Data  . . . . . . . . . .  B-18
Financial Statements  . . . . . . . . . . . . . . . .  B-19

ITEM 12.  GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         The investment objective of The Treasury Money Market Portfolio (the "Portfolio") is to provide current income, maintain a high level of liquidity and preserve capital. The Portfolio attempts to achieve its investment objective by maintaining a dollar-weighted average portfolio maturity of not more than 90 days and by investing primarily in U.S. Treasury securities and by investing in certain U.S. Treasury securities described in Part A and in this Part B that have effective maturities of not more than thirteen months. See "Quality and Diversification Requirements".

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan Guaranty" or the "Advisor").

         The following discussion supplements the information regarding the investment objective of the Portfolio and the policies the Portfolio employs to achieve its objective as set forth above and in Part A.

MONEY MARKET INSTRUMENTS

         As discussed in Part A, the Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the types of money market instruments that may be purchased by the Portfolio appears below. See "Quality and Diversification Requirements".

         U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes, and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Portfolio's Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the duration of the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will only enter into repurchase agreements involving U.S. Treasury securities or permitted agency securities. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest and any other reasonably foreseeable transaction costs if the seller defaults (i.e., the Portfolio will be fully collateralized within the meaning of paragraph (a)(3) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act")), and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Custodian. If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the disposal of the collateral by the Portfolio may be delayed or limited.
See "Investment Restrictions".

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase Treasury Securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price. It may also be viewed as the borrowing of money by the Portfolio. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio may not enter into reverse repurchase agreements and other borrowings exceeding in the aggregate one-third of the market value of its total assets, less liabilities other than the obligations created by reverse repurchase agreements. The Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. If interest rates rise during the term of a reverse repurchase agreement, the Portfolio's entering into the reverse repurchase agreement may have a negative impact on the Portfolio's net asset value. See "Investment Restrictions".

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and no Portfolio will make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, director, employee or other affiliate of the Portfolio, the Advisor or the Distributor, unless otherwise permitted by applicable law.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         The Portfolio intends to meet the diversification requirements of the 1940 Act. To meet these requirements, 75% of the assets of the Portfolio is subject to the following fundamental limitations: (1) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities, and (2) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

         In order to attain its objective of maintaining a stable net asset value, the Portfolio will limit its investments to direct obligations of the U.S. Treasury including Treasury bills, notes and bonds with remaining maturities of thirteen months or less at the time of purchase and will maintain a dollar-weighted average portfolio maturity of not more than 90 days.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         The Portfolio may not:

   1. Enter into reverse repurchase agreements which together with any other borrowing exceeds in the aggregate one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements;

   2. Borrow money (not including reverse repurchase agreements), except from banks for temporary or extraordinary or emergency purposes and then only in amounts up to 10% of the value of the Portfolio's total assets, taken at cost at the time of such borrowing (and provided that such borrowings and reverse repurchase agreements do not exceed in the aggregate one-third of the market value of the Portfolio's total assets less liabilities other than the obligations represented by the bank borrowings and reverse repurchase agreements). Mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not to exceed 10% of the value of the Portfolio's net assets at the time of such borrowing. The Portfolio will not purchase securities while borrowings exceed 5% of it's total assets. This borrowing provision is included to facilitate the orderly sale of portfolio securities, for example, in the event of abnormally heavy redemption requests, and is not for investment purposes;

   3. Purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of the Portfolio's total assets would be invested in securities or other obligations of any one such issuer. This limitation also shall not apply to issues of the U.S. Government, its agencies or instrumentalities and repurchase agreements related thereto, and to permitted investments of up to 25% of the Portfolio's total assets;

   4. Purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of its investment in such industry would exceed 25% of the value of the Portfolio's total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities and repurchase agreements related thereto;

   5. Make loans, except through purchasing or holding debt obligations, repurchase agreements, or loans of portfolio securities in accordance with the Portfolio's investment objective and policies (see "Investment Objectives and Policies");

   6. Purchase or sell puts, calls, straddles, spreads, or any combination thereof; real estate; commodities; or commodity contracts or interests in oil, gas, or mineral exploration or development programs;

   7. Purchase securities on margin, make short sales of securities, or maintain a short position, provided that this restriction shall not be deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

   8. Acquire securities of other investment companies, except as permitted by the 1940 Act or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange; or

   9.             Act as an underwriter of securities.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restriction described below is not a fundamental policy of the Portfolio and may be changed by its trustees. This non-fundamental investment policy requires that the Portfolio may not:

         (i) acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 10% of the market value of the Portfolio's total assets would be in investments that are illiquid.

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO.

         The Trustees and officers of the Portfolio, their business addresses and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Portfolio.

TRUSTEES AND OFFICERS

         FREDERICK S. ADDY (age 64)--Trustee; Retired; Executive Vice President and Chief Financial Officer from January 1990 to April 1994, Amoco Corporation; Director. His address is 5300 Arbutus Cove, Austin, TX 78746.

         WILLIAM G. BURNS (age 63)--Trustee; Retired; Limited Partner, Galen Partners L.P. and Vice Chairman, Galen Associates, since 1990; Chief Executive Officer, Galen Associates and General Partner, Galen Partners L.P., until 1991. His address is 2200 Alaqua Drive, Longwood, FL 32779.

         ARTHUR C.ESCHENLAUER (age 61)--Trustee; Retired; Senior Vice President, Morgan Guaranty Trust Company until 1987. His address is 14 Alta Vista Drive, RD #2, Princeton, NJ 08540.

         MATTHEW HEALEY (*) (age 58)--Trustee; Chairman, Pierpont Group, Inc., since 1989; Chairman and Chief Executive Officer, Execution Services, Inc. until October 1991. His address is Pine Tree Club Estates, 10286 Saint Andrew Road, Boynton Beach, FL 33436.

         MICHAEL P. MALLARDI (age 61)--Trustee; Senior Vice President, Capital Cities/ABC, Inc., President, Broadcast Group, since 1986. His address is 77 West 66th Street, New York, NY 10017.
------------------------
(*) Mr. Healey is an "interested person" of the Trust as that term is defined in the 1940 Act.

         Each Trustee is paid an annual fee as follows for serving as Trustee of the Portfolio, The Pierpont Funds, The JPM Institutional Funds, and each other registered investment company in which series of The Pierpont Funds, The JPM Institutional Funds or The JPM Advisor Funds invest, and is reimbursed for expenses incurred in connection with service as a Trustee. The compensation paid to the Trustees in calendar 1995 is set forth below. The Trustees may hold various other directorships unrelated to the Portfolio.


                                                                                                           TOTAL COMPENSATION FROM
                                                             PENSION OR                                    THE JPM INSTITUTIONAL
                                       AGGREGATE             RETIREMENT                                    FUNDS, THE PIERPONT
                                       COMPENSATION          BENEFITS                ESTIMATED             FUNDS AND THEIR
                                       FROM THE              ACCRUED AS PART         ANNUAL BENEFITS       CORRESPONDING
                                       PORTFOLIO             OF PORTFOLIO            UPON                  PORTFOLIOS PAID TO
                                       DURING 1995           EXPENSES                RETIREMENT            TRUSTEES DURING 1995
                                       -----------           --------                ---------------       --------------------

Frederick S. Addy, Trustee             $5,123                None                    None                  $65,200

William G. Burns, Trustee              $5,123                None                    None                  $65,200

Arthur C. Eschenlauer, Trustee         $5,123                None                    None                  $65,200

Matthew Healey, Trustee (*)            $5,123                None                    None                  $65,200
Chairman and Chief Executive
Officer

Michael P. Mallardi, Trustee           $5,123                None                    None                  $65,200


         *During 1995, Pierpont Group, Inc. paid Mr. Healey, in his role as Chairman of Pierpont Group, Inc., compensation in the amount of $140,000, contributed $21,000 to a defined contribution plan on his behalf and paid $20,000 in insurance premiums for his benefit.

         As of April 1, 1995 the annual fee paid to each Trustee for serving as a Trustee of the Portfolio, The Pierpont Funds, The JPM Institutional Funds and each of the registered investment companies of which series of The JPM Institutional Funds, The Pierpont Funds or The JPM Advisor Funds invest was adjusted to $65,000.

         The Trustees of the Portfolio are the same as the Trustees of each of The JPM Institutional Funds and The Pierpont Funds. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Portfolio, The Pierpont Funds and The JPM Institutional Funds, up to and including creating a separate board of trustees.

         The Trustees of the Portfolio, in addition to reviewing actions of the Portfolio's various service providers, decide upon matters of general policy. The Portfolio has entered into a Portfolio Fund Services Agreement with Pierpont Group, Inc. to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. Pierpont Group, Inc. was organized in July 1989 to provide services for The Pierpont Family of Funds, and the Trustees are the sole shareholders of Pierpont Group, Inc. The Portfolio has agreed to pay Pierpont Group, Inc. a fee in an amount representing its reasonable costs in performing these services. These costs are periodically reviewed by the Trustees. The aggregate fees paid to Pierpont Group, Inc. by the Portfolio under the Portfolio Services Agreement were as follows: for the period January 15, 1994 through October 31, 1994, the Portfolio paid $17,104; for the fiscal year ended October 31, 1995, $22,791. The Portfolio has no employees; its officers (listed below), with the exception of its Chief Executive Officer, are provided and compensated by Signature Broker-Dealer Services, Inc. ("SBDS"), a wholly owned subsidiary of Signature Financial Group, Inc. ("Signature"). The officers conduct and supervise the business operations of the Portfolio.

         The officers of the Portfolio and their principal occupations during the past five years are set forth below. The business address of each of the officers unless otherwise noted is Signature Broker-Dealer Services, Inc., 6 St. James Avenue, Boston, Massachusetts 02116.

         MATTHEW HEALEY (age 58); Chief Executive Officer; Chairman, Pierpont Group, Inc., since 1989; Chairman and Chief Executive Officer, Execution Services, inc. until October 1991. His address is Pine Tree Club Estates, 10286 Saint Andrew Road, Boynton Beach, FL 33436.

         PHILIP W. COOLIDGE (age 44); President; Chairman, Chief Executive Officer and President, Signature since December 1988 and SBDS since April 1989.

         DAVID G. DANIELSON (age 30); Assistant Treasurer; Assistant Manager, Signature since May 1991; Graduate Student, Northeastern University from April 1990 to March 1991.

         JOHN R. ELDER (age 47); Treasurer; Vice President, Signature (since April 1995); Treasurer, Phoenix Family of Mutual Funds (Phoenix Home Life Mutual Insurance Company) (from 1983 to March 1995).

         LINDA T. GIBSON (age 30); Assistant Secretary; Legal Counsel and Assistant Secretary, Signature since June 1991; Assistant Secretary, SBDS since November 1992; law student, Boston University School of Law prior to May 1992.

         JAMES E. HOOLAHAN (age 48); Vice President; Senior Vice President, Signature since December 1989.

         SUSAN JAKUBOSKI (age 31); Assistant Secretary and Assistant Treasurer of the Portfolio; Manager and Senior Fund Administrator, Signature and Signature (Cayman) (since August 1994); Assistant Treasurer, SBDS (since September 1994); Fund Compliance Administrator, Concord Financial Group, Inc. (from November 1990 to August 1994); Senior Fund Accountant, Neuberger & Berman Management Incorporated (since prior to 1990). Her address is P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I.

         THOMAS M. LENZ (age 37); Secretary; Vice President and Associate General Counsel, Signature since November 1989; Assistant Secretary, SBDS since February 1991.

         MOLLY S. MUGLER (age 44); Assistant Secretary; Legal Counsel and Assistant Secretary, Signature since December 1988; Assistant Secretary, SBDS since April 1989.

         ANDRES E. SALDANA (age 33); Assistant Secretary; Legal Counsel and Assistant Secretary, Signature since November 1992; Assistant Secretary, SBDS since September 1993; Attorney, Ropes & Gray from September 1990 to November 1992.

         DANIEL E. SHEA (age 33); Assistant Treasurer; Assistant Manager of Fund Administration, Signature since November 1993; Supervisor and Senior Technical Advisor, Putnam Investments since prior to 1990.

         Messrs. Coolidge, Danielson, Elder, Hoolahan, Lenz, Saldana and Shea and Mss. Gibson, Mugler and Jakuboski hold similar positions for other investment companies for which SBDS or an affiliate serves as principal underwriter.

         The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of February 16, 1996, The JPM Institutional Treasury Money Market Fund and The Pierpont Treasury Money Market Fund (the "Funds"), series of The JPM Institutional Funds and The Pierpont Funds, respectively, owned 29.29% and 70.70%, respectively, of the outstanding beneficial interests in the Portfolio. So long as the Funds control the Portfolio, they may take actions without the approval of any other holder of beneficial interests in the Portfolio.

         Each of the Funds has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders.

         The officers and Trustees of the Portfolio own none of the outstanding beneficial interests in the Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolio is Morgan Guaranty, a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of the State of Delaware. Morgan Guaranty, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan Guaranty is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan Guaranty offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the U.S. and throughout the world.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans,mutual funds and other institutional investors with combined assets undermanagement of $179 billion (of which the Advisor advises over $28 billion).

     J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

     The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, Long, Tokyo, Frankfurt, Melbourne and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders. The conclusions of the equity analysts' fundamental research is quantified into a set of projected returns for individual companies through the use of a dividend discount model. These returns are projected for 2 to 5 years to enable analysts to take a longer term view. These returns, or normalized earnings, are used to establish relative values among stocks in each industrial sector. These values may not be the same as the markets' current valuations of these companies. This provides the basis for ranking the attractiveness of the companies in an industry according to five distinct quintiles or rankings. This ranking is one of the factors considered in determining the stocks purchased and sold in each sector. The Advisor's fixed income investment process is based on analysis of real rates, sector diversification and quantitative and credit analysis.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. the Advisor is free to and does render similar investment advisory services to others. the Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 17 below.

         J.P. Morgan Investment Management Inc., a wholly-owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, which manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which the Advisor serves as trustee. J.P. Morgan Investment Management Inc. advises the Advisor on investment of the commingled pension trust funds.

         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc., which provides securities trading and investment research services for the Advisor's investment advisory and fiduciary accounts. See Item 17 below for a description of services provided to the Portfolio by J.P. Morgan Investment Management Inc.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.25% of the Portfolio's average daily net assets. For the period from January 4, 1993 (commencement of operations) through October 31, 1993 the Portfolio paid $93,370 in advisory fees; for the fiscal year ended October 31, 1994 the Portfolio paid $339,521 in advisory fees; for the fiscal year ended October 31, 1995 the Portfolio paid $492,941 in advisory fees.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by its Trustees and (ii) by a vote of a majority of the Portfolio's Trustees who are not parties to the Investment Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees, or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as Morgan Guaranty from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. Morgan Guaranty believes that it may perform the services for the Portfolio contemplated by the Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent Morgan Guaranty from continuing to perform such services for the Portfolio.

         If Morgan Guaranty were prohibited from acting as investment advisor to the Portfolio, it is expected that the Trustees of the Portfolio would recommend to investors that they approve the Portfolio's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan Guaranty also receives compensation for providing certain financial, fund accounting and administrative services to the Portfolio. See "Services Agent" below.

         ADMINISTRATOR. SBDS serves as the Portfolio's Administrator and in that capacity administers and manages all aspects of the Portfolio's day-to-day operations subject to the supervision of the Trustees, except as set forth under "Investment Advisor," "Services Agent" and "Custodian." In connection with its responsibilities as Administrator, SBDS (i) furnishes ordinary clerical and related services for day-to-day operations including certain record keeping responsibilities; (ii) takes responsibility for compliance with all applicable federal and state securities and other regulatory requirements including, without limitation, preparing and mailing and filing (but not paying for) registration statements, and information statements and all required reports to the Portfolio's investors, the Securities and Exchange Commission (the "SEC"), and state securities commissions; and (iii) performs such administrative and managerial oversight of the activities of the Portfolio's custodian, as the Trustees may direct from time to time.

         Under the Portfolio's Administration Agreement, the Portfolio has agreed to pay SBDS a fee equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate average net assets of the Portfolio and the other portfolios (collectively, the "Master Portfolios") in which series of The Pierpont Funds, The JPM Institutional Funds or The JPM Advisor Funds invest. This charge is calculated in accordance with the following schedule: 0.03% of the first $7 billion of the Master Portfolios' aggregate average daily net assets, and 0.01% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of The Pierpont Funds, The JPM Institutional Funds, The JPM Advisor Funds and the Master Portfolios. For the period from January 4, 1993 (commencement of operations) through October 31, 1993, the Portfolio paid $677 in fees to SBDS as Administrator. For the fiscal year ended October 31, 1994, the Portfolio paid $11,777 in fees to SBDS as Administrator. For the fiscal year ended October 31, 1995, the Portfolio paid $17,480 in fees to SBDS as Administrator.

         The Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio, as applicable, on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Administrator may subcontract for the performance of its obligations under the Administration Agreement only if the Trustees approve such subcontract and find the subcontracting party to be qualified to perform the obligations sought to be subcontracted, provided, however, that unless the Portfolio, as applicable, expressly agrees in writing, the Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions.

         SERVICES AGENT. The Portfolio has entered into an Administrative Services Agreement (the "Services Agreement") with Morgan Guaranty effective December 29, 1995, pursuant to which Morgan Guaranty is responsible for certain financial, fund accounting and administrative services provided to the Portfolio. The services to be provided by Morgan Guaranty as Services Agent under this Services Agreement include, but are not limited to, monitoring the fund accounting activities of the Custodian, assisting the Administrator in preparing tax returns, reviewing financial reports, coordinating annual audits, assisting in the development of budgets, overseeing preparation of tax information for investors, monitoring the accounting activities and daily partnership allocation, and providing other related services.

         Under the Services Agreement, the Portfolio has agreed to pay Morgan Guaranty a fee equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios in accordance with the following schedule: 0.06% of the first $7 billion of the Master Portfolios' aggregate average daily net assets, and 0.03% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of The JPM Institutional Funds, The Pierpont Funds, The JPM Advisor Funds, the Master Portfolios and other investors in the Master Portfolios for which Morgan Guaranty provides similar services. Under the Services Agreement, Morgan Guaranty may delegate one or more of its responsibilities to other entities, including SBDS, at Morgan Guaranty's expense. The Services Agreement may be terminated at any time, without penalty, by the Trustees or Morgan Guaranty, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

         Prior to December 29, 1995, the Portfolio had entered into a Financial and Fund Accounting Services Agreement (the "Prior Services Agreement") with Morgan Guaranty, the provisions of which included the activities described above and, prior to September 1, 1995, also included reimbursement of usual and customary expenses. Below are set forth the fees paid by the Portfolio to Morgan Guaranty, net of fee waivers and reimbursements, as Services Agent. For the period from November 1, 1994, through August 31, 1995, $(430)*. For the fiscal year ended October 31, 1995, $(145,750)*.

*Indicates a reimbursement by Morgan Guaranty for expenses in excess of its fees under the Prior Services Agreement. No fees were paid for the fiscal period.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02101, serves as the Portfolio's Custodian and Transfer Agent. Pursuant to the Custodian Agreement with the Portfolio, State Street is responsible for maintaining the books and records of portfolio transactions and holding the portfolio securities and cash. The Custodian has entered into a subcustodian agreement with Morgan Guaranty Trust Company of New York for the purpose of holding participations in master demand obligations. The Custodian maintains portfolio transaction records. As Transfer Agent, State Street is responsible for maintaining account records detailing the ownership of interests in the Portfolio. The Portfolio is responsible for the fees of State Street as custodian for the Portfolio.

         As Transfer Agent, State Street is responsible for maintaining account records detailing the ownership of interests in the Portfolio.

         INDEPENDENT ACCOUNTANTS. Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036, serves as the Portfolio's independent accountants providing audit and accounting services including (i) conducting an annual audit of the financial statements of the Portfolio, (ii) assisting in the preparation and/or review of the Portfolio's federal and state income tax returns and (iii) consulting with the Portfolio as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to Pierpont Group, Inc., Morgan Guaranty and SBDS under various agreements discussed under "Management of the Portfolio," "Investment Advisor," and "Services Agent," the Portfolio is responsible for certain usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws, and extraordinary expenses applicable to the Portfolio. Such expenses also include applicable registration fees under foreign securities laws, custodian fees and brokerage expenses. Under fee arrangements prior to September 1, 1995, Morgan Guaranty as Services Agent was responsible for reimbursements to the Portfolio for SBDS's fees as Administrator and the usual customary expenses described above (excluding organization and extraordinary expenses, custodian fees and brokerage expenses).

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         J.P. Morgan Investment Management Inc., acting as agent for Morgan Guaranty, places orders for the Portfolio for all purchases and sales of portfolio securities. Morgan Guaranty enters into repurchase agreements and reverse repurchase agreements for the Portfolio and executes loans of portfolio securities on behalf of the Portfolio. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         Portfolio transactions for the Portfolio will be undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio may engage in short term trading consistent with its objective.

         In connection with portfolio transactions for the Portfolio, J.P. Morgan Investment Management Inc. intends to seek best price and execution on a competitive basis for both purchases and sales of securities.

         In selecting a broker, J.P. Morgan Investment Management Inc. considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the firm's financial condition; as well as the commissions charged. A broker may be paid a brokerage commission in excess of that which another broker might have charged for effecting the same transaction if, after considering the foregoing factors, J.P. Morgan Investment Management Inc. decides that the broker chosen will provide the best possible execution. J.P. Morgan Investment Management Inc. and Morgan Guaranty monitor the reasonableness of the brokerage commissions paid in light of the execution received. The Trustees of the Portfolio review regularly the reasonableness of commissions and other transaction costs incurred by the Portfolio in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which J.P. Morgan Investment Management Inc. has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of the Portfolio. The Advisor believes that the value of research services received is not determinable and does not significantly reduce its expenses. The Portfolio does not reduce their fee to the Advisor by any amount that might be attributable to the value of such services.

         Subject to the overriding objective of obtaining the best possible execution of orders, J.P. Morgan Investment Management Inc., or Morgan Guaranty as the case may be, may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of Morgan Guaranty. In order for affiliates of Morgan Guaranty to effect any portfolio transactions for the Portfolio, the commissions, fees or other remuneration received by such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio's securities will not be purchased from or through or sold to or through the Portfolio's Administrator, placement agent or Advisor or any "affiliated person" (as defined in the 1940 Act), of the Administrator, placement agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when Morgan Guaranty deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other investors, J.P. Morgan Investment Management Inc., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by J.P. Morgan Investment Management Inc., or Morgan Guaranty as the case may be, in the manner it considers to be most equitable and consistent with Morgan Guaranty's fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         All portfolio securities for the Portfolio are valued by the amortized cost method, as permitted by a rule adopted by the SEC. The purpose of this method of calculation is to allow certain investors in the Portfolio to maintain a constant net asset value. No assurances can be given that this goal can be attained. The amortized cost method of valuation values a security at its cost at the time of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. If a difference of more than 1/2 of 1% occurs between valuation based on the amortized cost method and valuation based on market value, the Trustees will take steps necessary to reduce such deviation, such as shortening the average portfolio maturity, realizing gains or losses, or reducing the aggregate outstanding interests. Any reduction of outstanding interests will be effected by having each investor in the Portfolio contribute to the Portfolio's capital in necessary amounts on a PRO RATA basis. Each investor in the Portfolio will be deemed to have agreed to such a contribution in these circumstances by his investment in the Portfolio.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which the Portfolio is obligated to redeem interests solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolio during any 90 day period for any one investor. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

         The net asset value of the Portfolio will not be computed on the days the following legal holidays are observed: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. On days when U.S. trading markets close early in observance of these holidays, the Portfolio would expect to close for purchases and withdrawals at the same time. The days on which net asset value is determined are the Portfolio's business days.

ITEM 20.  TAX STATUS.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. For the Portfolio to qualify as a regulated investment company under Subchapter M of the Code, the Portfolio limits its investments so that at the close of each quarter of its taxable year (a) no more than 25% of its total assets are invested in the securities of any one issuer, except government securities, and (b) with regard to 50% of its total assets, no more than 5% of its total assets are invested in the securities of a single issuer, except U.S. Government securities.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS.

         The exclusive placement agent for the Portfolio is SBDS, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

The current financial statements contained in the Annual Report of the Portfolio for the fiscal year ended October 31, 1995 and filed with the Securities and Exchange Commission pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder and hereby incorporated herein by reference.

APPENDIX A

Description of Security Ratings


STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA - Debt rated AAA has the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

SHORT-TERM TAX-EXEMPT NOTES

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

CORPORATE AND MUNICIPAL BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

- Leading market positions in well established industries.
- High rates of return on funds employed.
- Conservative capitalization structures with moderate reliance on debt and ample asset protection. - Broad margins in earnings coverage of fixed financial charges and high internal cash generation. - Well established access to a range of financial markets and assured sources of alternate liquidity.

SHORT-TERM TAX EXEMPT NOTES

MIG-1 - The short-term tax-exempt note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2 - MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.

JPM560

JPM560

PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A) FINANCIAL STATEMENTS INCLUDED IN PART A:

         Not applicable.

    FINANCIAL STATEMENTS INCORPORATED BY REFERENCE INTO PART B:

         The financial statements included in Item 23 are as follows:

         Schedule of Investments at October 31, 1995
         Statement of Assets and Liabilities at October 31, 1995
         Statement of Operations for the fiscal year ended October 31, 1995 Statement of Changes in Net Assets
         Supplementary Data
         Notes to Financial Statements, October 31, 1995

(B) EXHIBITS

1        Declaration of Trust of the Registrant, as amended.*

2        By-Laws of the Registrant, as amended.*

5 Investment Advisory Agreement between the Registrant and Morgan Guaranty Trust Company of New York ("Morgan Guaranty").*

8 Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street").1

9(a) Administration Agreement between the Registrant and Signature Broker-Dealer Services, Inc..*

9(b) Transfer Agency and Service Agreement between the Registrant and State Street.1

9(c) Administrative Services Agreement between the Registrant and Morgan Guaranty.*

9(d) Portfolio Fund Services Agreement between the Registrant and Pierpont Group, Inc.2

13       Investment representation letters of initial investors.3

17       Financial Data Schedule.*

1Incorporated herein by reference from Amendment No. 3 to the Registrant's registration statement on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on March 1, 1995.

2Incorporated herein by reference from Amendment No. 2 to the Registration Statement as filed with the Commission on August 9, 1994.

3Incorporated herein by reference from the Registration Statement as filed with the Commission on July 6, 1993.

*Filed herewith.

ITEM 25.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

Not applicable.

ITEM 26.          NUMBER OF HOLDERS OF SECURITIES.

Title of Class: Beneficial Interests
Number of Record Holders:  2 (as of February 16, 1996)

ITEM 27.          INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit to its Registration Statement on Form N-1A herewith.

         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         Morgan Guaranty is a New York trust company which is a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. Morgan Guaranty conducts a general banking and trust business.

         To the knowledge of the Registrant, none of the directors, except those set forth below, or executive officers of Morgan Guaranty is or has been during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain officers and directors of Morgan Guaranty also hold various positions with, and engage in business for, J.P. Morgan & Co. Incorporated, which owns all the outstanding stock of Morgan Guaranty. Set forth below are the names, addresses, and principal business of each director of Morgan Guaranty who is engaged in another business, profession, vocation or employment of a substantial nature.

RILEY P. BECHTEL: P.O. Box 193965, San Francisco, CA 94119-3965; President and Chief Executive Officer, Bechtel Group, Architectural Design and Construction.

MARTIN FELDSTEIN: 1050 Massachusetts Ave., Cambridge, MA 02138 Inc.; President and Chief Executive Officer, Economic National Bureau of Economic Research, (economic research).

HANNA H. GRAY: 1126 East 59th Street, Chicago, IL 60637; President Emeritus and Professor of History, The University of Chicago, (academic institution).

JAMES R. HOUGHTON: HQ E2-08, Corning, NY 14831; Chairman and Chief Executive Officer, Corning Incorporated, (glass products).

JAMES L. KETELSEN: Tenneco Building, P.O. Box 2511, Houston, TX 77001; Retired Chairman and Chief Executive Officer, Tenneco Inc. (oil, pipe-lines and manufacturing).

WILLIAM S. LEE: P.O. Box 1006, Charlotte, NC 28242; Chairman Emeritus, Duke Power Company (utility).

LEE R. RAYMOND: 225 E. John W. Carpenter Freeway, Irving, TX 75062; Chairman of the Board and Chief Executive Officer, Exxon Corporation (oil, natural gas and other petroleum products).

RICHARD D. SIMMONS: 1150 Fifteenth Street NW, Washington, DC 20071; President, International Herald Tribune (newspaper).

DOUGLAS C. YEARLEY: 2600 N. Central Avenue, Phoenix, AZ 85004; Chairman, President and Chief Executive Officer, Phelps Dodge Corporation (chemicals).

ITEM 29.          PRINCIPAL UNDERWRITERS.

Not applicable.

ITEM 30.          LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, NY 10260-0060 and 9 West 57th Street, New York, NY 10019 (records relating to its functions as investment adviser and services agent).

State Street Bank and Trust Company, 40 King Street West, Toronto, Ontario Canada M5H 3Y8 (records relating to its functions as custodian and transfer agent).

Signature Broker-Dealer Services, Inc., c/o Signature Financial Group (Grand Caymen) Ltd., P.O. Box 2494, Elizabethan Square, 2nd Fl., George Town, Grand Cayman, Cayman Islands, B.W.I. (records relating to its functions as administrator and exclusive placement agent).

Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017 (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

ITEM 31.          MANAGEMENT SERVICES.

Not applicable.

ITEM 32.          UNDERTAKINGS.

Not applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 29th day of February, 1996.

THE TREASURY MONEY MARKET PORTFOLIO


By  /S/ THOMAS M. LENZ
    Thomas M. Lenz
    Assistant Secretary

EXHIBITS

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

1                 Declaration of Trust of the Registrant, as amended.

2                 By-Laws of the Registrant, as amended.

5 Investment Advisory Agreement between the Registrant and Morgan Guaranty Trust Company of New York.

9(a) Administration Agreement between the Registrant and Signature Broker-Dealer Services, Inc.

9(c) Administrative Services Agreement between the Registrant and Morgan Guaranty Trust Company of New York.

17                Financial Data Schedule.